Exhibit 5.1

May 5, 2011

Florida East Coast Railway Corp.

7411 Fullerton Street, Suite 300

Jacksonville, Florida 32256

Re:	Florida East Coast Railway Corp. and Guarantors
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Florida East Coast Railway Corp., a Delaware corporation (the “Issuer”), and each of the subsidiary guarantors of the Company listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the public offering of $475,000,000 aggregate principal amount of the Issuer’s 8 1/8% Senior Secured Notes due 2017 (the “Exchange Notes”). The Indenture, dated as of January 25, 2011 (the “Indenture”), among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee and notes collateral agent, provides for the guarantee of the Exchange Notes by the Guarantors to the extent set forth in the Indenture (guarantees by the Guarantors are referred to herein as the “Guarantees”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the 8 1/8% Senior Secured Notes due 2017 of the Issuer (the “Original Notes”) issued and outstanding under the Indenture, as contemplated by the Registration Rights Agreement, dated as of January 25, 2011 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser of the Original Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

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May 5, 2011

(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees to be filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Indenture;

(iv)	the Certificate of Incorporation of the Issuer, as currently in effect and as certified by the Secretary of State of the State of Delaware;

(v)	the Bylaws of the Issuer, as currently in effect and as certified by Kenneth Charron, Vice President, General Counsel and Secretary of the Issuer;

(vi)	a copy of the action by written consent of the Board of Directors of the Issuer, adopted January 19, 2011, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture, the Guarantees and related matters, as certified by Kenneth Charron, Vice President, General Counsel and Secretary of the Issuer; and

(vii)	the form of the Exchange Notes, included as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer, the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Issuer but including the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and, except as expressly set forth in our opinion below, the validity and binding effect thereof on such parties. We have also assumed that each of the Guarantors has

Florida East Coast Railway Corp.

May 5, 2011

been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization, and that each Guarantor has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each Guarantor has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the jurisdiction of organization of each Guarantor) in connection with the transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes, other than the laws of the State of New York insofar as we express our opinions herein. We have also assumed that the terms of the Exchange Notes and the Guarantees have been established so as not to, and that the execution and delivery by the Issuer and the Guarantors of the Exchange Notes and the Guarantees, respectively, and the performance of their respective obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Issuer or any Guarantor or any of their properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement), (ii) any law, rule, or regulation to which the Issuer or any Guarantor or any of their properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

Our opinions set forth herein are limited to the General Corporation Law of Delaware, (including applicable provisions of the Delaware Constitution and reported judicial interpretations interpreting such law) and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

With respect to matters governed by the law of any jurisdiction other than Opined on Law, we note that an opinion concerning the corporate authority of and due authorization by each of the Guarantors is being provided and filed as an exhibit to the Registration Statement by Kenneth Charron, General Counsel for the Issuer and each of the Guarantors.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting

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May 5, 2011

creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Exchange Notes; and

(c) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes and the Guarantees, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act and the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of each of the Issuer and the Guarantors, respectively, enforceable against each of the Issuer and the Guarantors, respectively, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

Guarantors

FEC Highway Services, L.L.C., a Florida limited liability company.

Florida East Coast Deliveries, LLC, a Florida limited liability company.

Florida East Coast Railway, L.L.C., a Florida limited liability company.